U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

HIENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0 - 32093	91-2022980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

1601-B ALTON PARKWAY, UNIT B IRVINE, CALIFORNIA 92606	92606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 757-0855

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 8.01 Other Events.

Radiation Equipment Licensing and Certification

On August 3, 2006, we were issued by the Radiologic Health Branch of the State of California, Department of Health Services (CA-DHS), a “Certificate of Radiation Machine Registration” for our SIEGMA™ Explosive Detection Systems. A copy of the Certificate of Radiation Machine Registration is attached as Exhibit 10.154 to this Current Report.

With the issuance of the certificate, CA-DHS has concluded that our SIEGMA™ devices, including our recently launched SIEGMA™ 3M3, are acceptable for radioactive materials licensing. Notably, regulatory authorities at both the national and state levels can rely on this registration certificate in their evaluation of requests made by purchasers and operators to amend their radioactive materials licenses to permit use of our products.

The requisite certificate represents a significant milestone toward the commercial distribution of our SIEGMA™ systems to qualified purchasers within the United States and also allows for the listing of our systems on the Sealed Source and Device Registry of the U.S. Nuclear Regulatory Commission (NRC).

The NRC maintains a registry of radiation safety information on sealed sources and devices that contain radioactive material, such as the SIEGMA™ systems. This registry contains the results of radiological safety evaluations performed by the NRC and state agencies responsible for radiation safety in states in which the NRC has ceded this evaluation authority to those agencies.

Prior to this certification, on June 30, 2006, we were also granted a U.S. Nuclear Regulatory Commission Materials License which allows us to operate our explosive detection devices in connection with our research and development activities for a period of 10 years anywhere the NRC maintains jurisdiction within the 50 States, including areas of exclusive federal jurisdiction and all federal facilities.

Prior to obtaining the Materials License, we had operated under a temporary license with a limited duration of 180 days per calendar year applicable to all federal jurisdictions combined. This Materials License will allow us greater freedom within NRC jurisdictions to test, demonstrate and co-develop under cooperative agreements our explosive detection systems.

This Materials License does not apply to those states which have reciprocity agreements with the State of California (“Reciprocity States”). As to Reciprocity States, HiEnergy will continue to contact the host state directly for approval to operate under its California license.

A copy of the U.S. Nuclear Regulatory Commission Materials License dated June 30, 2006 is attached as Exhibit 10.153 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

10.153	Copy of U.S. Nuclear Regulatory Commission Materials License dated June 30, 2006 and expiring June 30, 2016.

10.154	Copy of State of California Certificate of Radiation Machine Registration expiring March 31, 2008.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC., a Delaware corporation

Date: August 4, 2006	By:	/s/ Roger W.A. Spillmann,
Name: Roger W.A. Spillmann,
President, CEO and Treasurer